Exhibit 10.2

FIRST INCREMENTAL AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST INCREMENTAL AMENDMENT to AMENDED AND RESTATED CREDIT AGREEMENT (this “Incremental Amendment”) dated as of April 18, 2018, is by and among SIX FLAGS ENTERTAINMENT CORPORATION, a Delaware corporation (the “Parent”), SIX FLAGS OPERATIONS INC., a Delaware corporation (“Holdings”), SIX FLAGS THEME PARKS INC., a Delaware corporation (the “Borrower”), the Subsidiary Guarantors listed on the signature pages hereof, WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for the lenders from time to time party to the Credit Agreement referred to below (the “Lenders”), and the Incremental Term Lender (as defined below).

R E C I T A L S
A.    The Borrower, Parent, Holdings, the Lenders, the Administrative Agent and the other agents referred to therein are parties to that certain Amended and Restated Credit Agreement dated as of June 30, 2015, as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of June 16, 2016, that certain Second Amendment to Amended and Restated Credit Agreement, dated as of December 20, 2016, that certain Third Amendment and Limited Waiver to Amended and Restated Credit Agreement, dated as of June 21, 2017, and that certain Fourth Amendment to Amended and Restated Credit Agreement, dated as of March 26, 2018 (as further amended, restated, amended and restated or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”, and the Existing Credit Agreement as amended by this Incremental Amendment, the “Credit Agreement”), pursuant to which the Lenders have made certain financial accommodations (subject to the terms and conditions thereof) to the Borrower.
B.    The Borrower has requested and the lender identified on Schedule A hereto (the “Incremental Term Lender”) has agreed to provide Incremental Term Loans in the aggregate amount of $39,000,000.00 (the “Incremental Term Loans”) in accordance with Section 2.4 of the Credit Agreement.
C.    Pursuant to Section 2.4(c) of the Existing Credit Agreement, the Borrower, the Administrative Agent and the Incremental Term Lender desire to amend the Existing Credit Agreement on the terms as set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement. Unless otherwise indicated, all article, schedule, exhibit and section references in this Incremental Amendment refer to articles, schedules, exhibits and sections of the Credit Agreement.

Section 2.Amendments to Existing Credit Agreement. Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 4 hereof, and in reliance on the representations, warranties, covenants and agreements contained in this Incremental Amendment, the Administrative Agent and the Incremental Term Lender hereby consent to the following amendments to the Existing Credit Agreement:

2.1    Amendments to Section 1.01 (Defined Terms).

(a)The definition of “Agreement” is hereby amended by replacing the words “and the Fourth Amendment” before the period at the end thereof with the words “, the Fourth Amendment and the First Incremental Amendment”.

(b)The following definitions are hereby added to Section 1.01 of the Credit Agreement where alphabetically appropriate:

“First Incremental Amendment”: the First Incremental Amendment to Amended and Restated Credit Agreement, dated as of April 18, 2018, by and among Holdings, Parent, the Borrower, the Subsidiary Guarantors party thereto, the Administrative Agent and the Incremental Term Lender party thereto.
“First Incremental Effective Date”: the Effective Date (as defined in the First Incremental Amendment), which, for the avoidance of doubt, is April 18, 2018.

Section 3.Incremental Term Loans.

3.1    Incremental Term Loan.

(a)Incremental Term Commitments. Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 4 hereof, and in reliance on the representations, warranties, covenants and agreements contained in this Incremental Amendment, the Incremental Term Lender hereby agrees to make the Incremental Term Loans to the Borrower on the Effective Date in a principal amount not to exceed the amount set forth opposite the Incremental Term Lender’s name in Schedule A attached hereto (the “Incremental Term Commitments”). The Administrative Agent has notified the Incremental Term Lender of its allocated Incremental Term Commitment, and the Incremental Term Lender is a signatory to this Incremental Amendment.

(b)Class of Term Loans. The Incremental Term Loans, once funded, shall constitute Term Loans and Tranche B Term Loans, each as defined in the Credit Agreement, and shall be in the form of an increase to the Tranche B Term Loans outstanding under the Existing Credit Agreement immediately prior to the Effective Date (such outstanding Tranche B Term Loans, for the purposes of this Incremental Amendment, herein called the “Existing Term Loans”), and thereafter, the Incremental Term Loans and the Existing Term Loans shall be treated as a single class of Term Loans for all purposes under the Credit Agreement and the other Loan Documents. As of the Effective Date, after giving effect to the making of the Incremental Term Loans, the aggregate principal amount of Term Loans outstanding pursuant to the Credit Agreement shall be $583,750,000.

(c)Tax Fungibility. For U.S. federal and applicable state and local income tax purposes, after giving effect to this Incremental Amendment, the Existing Term Loans and the Incremental Term Loans are intended to be treated as one fungible tranche.  Unless otherwise required by applicable law, none of the Loan Parties, the Administrative Agent or any Lender shall take any tax position inconsistent with the preceding sentence.

(d)Incremental Incurrence Basket. The Borrower hereby acknowledges that all of the Incremental Term Loans are being incurred under the Incremental Incurrence Basket.

(e)Use of Proceeds. The Borrower will use the proceeds of the Incremental Term Loans (i) for general corporate purposes and (ii) to pay fees and expenses in connection with the foregoing and the preparation and negotiation of this Incremental Amendment and the funding of the Incremental Term Loans.

(f)Agreements of the Incremental Term Lender. The Incremental Term Lender agrees that (i) effective on and at all times after the Effective Date, the Incremental Term Lender will be bound by all obligations of a Lender under the Credit Agreement and (ii) on the Effective Date, the Incremental Term Lender will fund Incremental Term Loans in Dollars to the Administrative Agent for the account of the Borrower in an amount equal to the Incremental Term Lender’s Incremental Term Commitment. The Incremental Term Commitment shall terminate on the Effective Date following the funding to the Borrower in full in immediately available funds of the Incremental Term Commitment.

(g)Credit Agreement Governs. Except as otherwise stated herein, the terms of the Incremental Term Loans shall be the same as the terms of the Existing Term Loans as set forth in the Credit Agreement. For the avoidance of doubt, there shall be no required amortization with respect to the Incremental Term Loans. The Applicable Margin for the Incremental Term Loans shall be the same as for the Existing Term Loans.

(h)Pari Passu; Maturity. The Incremental Term Loans shall rank pari passu in right of payment and of security with the Existing Term Loans and mature on the same date that the Existing Term Loans mature. For the avoidance of doubt, the Incremental Term Loans shall share in mandatory prepayments of Term Loans under Section 5.5 of the Credit Agreement on a pro rata basis with the Existing Term Loans and in voluntary prepayments of Term Loans under Section 5.4 of the Credit Agreement on a pro rata basis with the Existing Term Loans. The Incremental Term Loans shall be subject to the existing provisions of Section 5.4 relating to Repricing Transactions.

(i)Interest Periods. The Incremental Term Loans shall be initially incurred pursuant to a single borrowing of Eurocurrency Loans, with such borrowing to be subject to (x) an Interest Period which commences on the Effective Date and ends on the last day of the Interest Period applicable to the Existing Term Loans, and (y) the Eurocurrency Rate applicable to the Existing Term Loans. The Administrative Agent shall record the Incremental Term Loans in the Register, and the principal amounts and stated interest of the Incremental Term Loans owing to the Incremental Term Lender and its subsequent permitted assignees.

(j)Procedure for Funding of Incremental Term Loans. Section 2.2 of the Credit Agreement is hereby incorporated as if set forth herein, mutatis mutandis, except that references in such section to the “Closing Date” shall instead mean the Effective Date for purposes of this Incremental Amendment. The Incremental Term Loans shall be funded without any original issue discount.

Section 4.Conditions Precedent.

4.1    Effectiveness. The amendments set forth in Section 2 of this Incremental Amendment and the obligation of the Incremental Term Lender to make the Incremental Term Loans under Section 3 hereof on the date hereof shall not become effective until the earliest date on or after April 18, 2018 (the “Effective Date”) on which each of the following conditions has been satisfied (or waived in accordance with Section 12.1 of the Credit Agreement):

(a)Counterparts. Administrative Agent shall have received executed counterparts of this Incremental Amendment from each of the Loan Parties and the Incremental Term Lender.

(b)Notes. The Administrative Agent shall have received, for the account of the Incremental Term Lender, if requested, at least two Business Days in advance of the Effective Date, Notes conforming to the requirements set forth in the Credit Agreement and executed and delivered by a duly authorized officer of the Borrower.

(c)Notice of Borrowing. The Administrative Agent shall have received the notice of borrowing in accordance with Section 3.1(j) hereof.

(d)No Event of Default. As of the Effective Date after giving effect to this Incremental Amendment, no Event of Default shall have occurred and be continuing.

(e)Representations and Warranties. Each of the Loan Parties does hereby represent and warrant to the Incremental Term Lender that, as of the Effective Date after giving effect to this Incremental Amendment all of the representations and warranties of each Loan Party contained in the Credit Agreement or the other Loan Documents are true and correct in all material respects on and as of the Effective Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on and as of the Effective Date or such earlier date;

(f)Fees. Subject to the terms and conditions of Section 12.5 of the Credit Agreement, the Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, or substantially simultaneously with the effectiveness of this Incremental Amendment, including to the extent invoiced at least one Business Day prior thereto, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid to the Administrative Agent by the Borrower under the Credit Agreement.

(g)Lien Searches. The Administrative Agent shall have received the results of recent Uniform Commercial Code and other lien searches in each relevant domestic jurisdiction with respect to all Property of the Loan Parties (except that with respect to the Real Property, such lien searches shall be limited to the Mortgaged Properties), and such search shall reveal no Liens on any of the Property of the Loan Parties, except for Permitted Liens.

(h)Flood Certificates. The Administrative Agent shall receive (i) a completed Flood Certificate with respect to each Mortgaged Property, which Flood Certificate shall be addressed to the Administrative Agent for the benefit of the Lenders, be completed by a company which has guaranteed the accuracy of the information contained therein and otherwise comply with the Flood Program; (ii) with respect to any Mortgaged Property which is located in a Flood Zone and is located in a community that participates in the Flood Program, evidence that the Borrower has obtained a policy of flood insurance that is in compliance with all applicable regulations of the Flood Program and has a term ending not later than the maturity of the Indebtedness secured by such Mortgage and (iii) if any Flood Certificate states that a Mortgaged Property is located in a Flood Zone, Borrower’s written acknowledgment that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board.

(i)The U.S.A. PATRIOT Act.  No later than three Business Days prior to the Effective Date, to the extent requested in writing by the Administrative Agent at least five Business Days prior to the Effective Date, the Administrative Agent shall have received the documentation and other information as required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the U.S.A. PATRIOT Act.

(j)Documentary Conditions.    The Administrative Agent shall have received each of the following, dated as of the Effective Date:

(i)(A) copies of resolutions of the board of directors of the Borrower approving and authorizing the execution, delivery and performance of this Incremental Amendment, certified as of the Effective Date by a Responsible Officer of the Borrower as being in full force and effect without modification or amendment, (B) good standing certificates for each Loan Party, in each case, from the jurisdiction in which they are organized, (C) a certificate of a Responsible Officer, the secretary or the assistant secretary of the Borrower with appropriate insertions and attachments and (D) a solvency certificate from the chief financial officer of Parent (after giving effect to the Incremental Term Loans) substantially in the form of Exhibit D to the Credit Agreement;

(ii) a certificate of the Responsible Officer of the Borrower certifying that the Borrower, on a Pro Forma Basis after giving effect to this Incremental Amendment and the transactions contemplated hereby, is in compliance with (x) the Senior Secured Leverage Ratio as set forth in clause (iii) of the definition of “Incremental Amount” in Section 1.1 of the Existing Credit Agreement and (y) the covenants set forth in Section 9.1 and 9.2 of the Credit Agreement, as of the latest Measurement Period; and

(iii) the executed legal opinion of Kirkland & Ellis LLP, special counsel to Borrower, addressed to the Administrative and the Incremental Term Lender, in form and substance reasonably satisfactory to the Administrative Agent, shall cover such other matters incident to the transactions contemplated by this Incremental Amendment as the Administrative Agent may reasonably require.

Section 5.Post-Closing Obligations. Within 90 days after the Effective Date (or such longer period as the Administrative Agent may reasonably agree), Administrative Agent and the applicable Loan Parties shall have entered into such amendments to the Security Documents (including modifications to the Mortgages) and received such title related documentation, in each case as may be reasonably requested by the Administrative Agent in connection with the Incremental Term Loans and the Borrower shall have delivered such other documents and certificates in connection therewith as may be reasonably requested by the Administrative Agent, in each case as are necessary or advisable to maintain in favor of the Administrative Agent, for the benefit of the Lenders, Liens on the Collateral that are duly perfected (subject to Permitted Liens) in accordance with the requirements of, or the obligations of the Loan Parties under, the Credit Agreement, the other Loan Documents and applicable Law.

Section 6.Representations and Warranties. To induce the Administrative Agent and the Incremental Term Lender party hereto to enter into this Incremental Amendment, each of the Loan Parties represents and warrants to the Administrative Agent and the Incremental Term Lender party hereto on and as of the Effective Date that:

Section 7.Reaffirmation of Guaranty. Each Guarantor reaffirms its guarantee of the Obligations (as defined in the Guarantee and Collateral Agreement) under the terms and conditions of the Guarantee and Collateral Agreement and agrees that such guarantee remains in full force and effect and is hereby ratified, reaffirmed and confirmed. Each Guarantor hereby confirms that it consents to the terms of this Incremental Amendment, including, without limitation, the extension of additional credit to the Borrower in the form of the Incremental Term Loans in an aggregate principal amount of $39,000,000, which is in addition to the obligations owed by the Loan Parties under the Credit Agreement immediately prior to the Effective Date and which constitutes “Obligations” of such Guarantor under the Guarantee and Collateral Agreement. Each Guarantor hereby (i) confirms that each Loan Document to which it is a party or is otherwise bound will continue to guarantee to the fullest extent possible in accordance with the Loan Documents, the payment and performance of the Obligations, including without limitation the payment and performance of all such applicable Obligations that are joint and several obligations of each Guarantor now or hereafter existing; (ii) acknowledges and agrees that the Guarantee and Collateral Agreement and each of the other Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of the Incremental Amendment; and (iii) acknowledges, agrees and warrants for the benefit of the Administrative Agent and each Secured Party that there are no rights of set-off or counterclaim, nor any defenses of any kind, whether legal, equitable or otherwise, that would enable such Guarantor to avoid or delay timely performance of its obligations under the Loan Documents (except to the extent such obligations constitute Excluded Swap Obligations (as defined in the Guarantee and Collateral Agreement) with respect to such Guarantor).

Section 8.Reaffirmation of Security Agreement.

(a)    Each Loan Party hereby acknowledges that it has reviewed and consents to the terms and conditions of this Incremental Amendment and the transactions contemplated hereby, including, without limitation, the extension of credit in the form of the Incremental Term Loans in an aggregate principal amount of $39,000,000. In addition, each Loan Party reaffirms the security interests previously granted by such Loan Party under the terms and conditions of the Guarantee and Collateral Agreement to secure the Obligations and agrees that such security interests remain in full force and effect and are hereby ratified, reaffirmed and confirmed. Each Loan Party hereby confirms that the security interests granted by such Loan Party under the terms and conditions of the Guarantee and Collateral Agreement secures the Incremental Term Loans as part of the Obligations. Each

Loan Party hereby (i) confirms that each Loan Document to which it is a party or is otherwise bound and all Collateral (as defined in the Guarantee and Collateral Agreement) encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents, the payment and performance of the Obligations, as the case may be, including without limitation the payment and performance of all such applicable Obligations that are joint and several obligations of each Loan Party now or hereafter existing, (ii) confirms its respective prior grant to the Administrative Agent for the benefit of the Secured Parties of the security interest in and continuing Lien on all of such Loan Party’s right, title and interest in, to and under all Collateral (as defined in the Guarantee and Collateral Agreement), whether now owned or existing or hereafter acquired or arising and wherever located, as collateral security for the prompt and complete payment and performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all applicable Obligations (including all such Obligations as amended, reaffirmed and/or increased pursuant to this Incremental Amendment), subject to the terms contained in the applicable Loan Documents, and (iii) confirms its respective guarantees, prior pledges, prior grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Loan Documents to which it is a party.
(b)    Each Loan Party acknowledges and agrees that each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Incremental Amendment.
Section 9.Reference to and Effect on the Credit Agreement and the Loan Documents.

9.1    Incremental Amendment.    This Incremental Amendment constitutes (i) the written notice required to be delivered by the Borrower to the Administrative Agent under Section 2.4(a) of the Existing Credit Agreement, and (ii) an “Incremental Amendment” for all purposes of the Credit Agreement and the other Loan Documents.

9.2    Loan Document.

(a)This Incremental Amendment and each agreement, instrument, certificate or document executed by the Borrower or any of its officers in connection herewith are “Loan Documents” as defined and described in the Existing Credit Agreement and all of the terms and provisions of the Loan Documents relating to other Loan Documents shall apply hereto and thereto. On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended or otherwise modified by this Incremental Amendment.

(b)On and after the Effective Date, (i) the Incremental Term Commitments shall constitute “Commitments”, “Term Loan Commitments” and “Incremental Term Loan Commitments”, (ii) the Incremental Term Loan shall constitute “Loans”, “Term Loans”, “Tranche B Term Loans” and “Incremental Term Loans”, and (iii) the Incremental Term Lender shall be a “Lender”, a “Term Loan Lender”, a “Tranche B Term Loan Lender” and an “Incremental Term Lender”, as each term is defined in the Credit Agreement, in each case, for all purposes under the Credit Agreement and the other Loan Documents.

9.3    No Waiver. The execution, delivery and effectiveness of this Incremental Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

9.4    No Novation. This Incremental Amendment shall not constitute a novation of the Existing Credit Agreement or of any other Loan Document.

Section 10.Miscellaneous.

10.1Confirmation. The provisions of the Loan Documents, as amended by this Incremental Amendment, shall remain in full force and effect in accordance with their terms following the effectiveness of this Incremental Amendment.
10.2Ratification and Affirmation. Each of the undersigned does hereby adopt, ratify, and confirm the Existing Credit Agreement and the other Loan Documents, as amended hereby, and its obligations thereunder. The Borrower hereby acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein.

10.3Amendment, Modification and Waiver. This Incremental Amendment may not be amended, modified or waived except pursuant to a writing signed by each of the parties hereto.
10.4Counterparts. This Incremental Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Incremental Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
10.5No Oral Agreement. THIS INCREMENTAL AMENDMANT, THE EXISTING CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMNTS BETWEEN THE PARTIES.
10.6GOVERNING LAW. THIS INCREMENTAL AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
10.7Severability. Any provision of this Incremental Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
10.8Headings. The headings of this Incremental Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

SIX FLAGS ENTERTAINMENT CORPORATION, as Parent By: /s/ W. Marshall Barber Name: W. Marshal Barber Title: Chief Financial Officer

SIX FLAGS OPERATIONS INC., as Holdings By: /s/ W, Marshall Barber Name: W. Marshall Barber Title: Chief Financial Officer

SIX FLAGS THEME PARKS INC., as Borrower By: /s/ W. Marshall Barber Name: W. Marshall Barber Title: Chief Financial Officer

[Signature Page to First Incremental Amendment to Amended and Restated Credit Agreement]

FIESTA TEXAS, INC.
FUNTIME, INC.
FUNTIME PARKS, INC.
GREAT AMERICA LLC
GREAT ESCAPE HOLDING INC.
HURRICANE HARBOR GP LLC
HURRICANE HARBOR LP LLC
MAGIC MOUNTAIN LLC
PARK MANAGEMENT CORP.
PREMIER INTERNATIONAL HOLDINGS INC.
PREMIER PARKS HOLDINGS INC.
RIVERSIDE PARK ENTERPRISES, INC.
SF GREAT AMERICA HOLDING LLC
SIX FLAGS AMERICA, INC. SIX FLAGS AMERICA PROPERTY CORPORATION
SIX FLAGS CONCORD LLC
SIX FLAGS GREAT ADVENTURE LLC
SIX FLAGS INTERNATIONAL DEVELOPMENT CO.
SIX FLAGS SERVICES, INC.
SIX FLAGS SERVICES OF ILLINOIS, INC.
SIX FLAGS ST. LOUIS LLC
SOUTH STREET HOLDINGS LLC
STUART AMUSEMENT COMPANY

By: /s/ W. Marshall Barber
Name: W. Marshall Barber
Title: Chief Financial Officer

[Signature Page to First Incremental Amendment to Amended and Restated Credit Agreement]

HURRICANE HARBOR LP By: Hurricane Harbor GP LLC, its General Partner By: /s/ W. Marshall Barber Name: W. Marshall Barber Title: Chief Financial Officer

SIX FLAGS AMERICA LP By: Funtime, Inc., its General Partner By: /s/ W. Marshall Barber Name: W. Marshall Barber Title: Chief Financial Officer

SIX FLAGS GREAT ESCAPE L.P.
GREAT ESCAPE THEME PARK L.P.
GREAT ESCAPE RIDES L.P.

By: Great Escape Holding Inc.,
their General Partner

By: /s/ W. Marshall Barber
Name: W. Marshall Barber
Title: Chief Financial Officer

[Signature Page to First Incremental Amendment to Amended and Restated Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, an Issuing Bank, the Swing Line Lender and the Incremental Term Lender
By: /s/ Kyle R. Holtz Name: Kyle R. Holtz Title: Director

[Signature Page to First Incremental Amendment to Amended and Restated Credit Agreement]

Schedule A

Incremental Term Commitments

Incremental Term Lender	Incremental Term Commitment
Wells Fargo Bank, National Association	$39,000,000
Total	$39,000,000